Exhibit 10.3

REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of July 27, 2016, by and between JERNIGAN CAPITAL, INC., a Delaware corporation (the “Company”), and certain funds managed or advised by Highland Capital Management, L.P. or its controlled affiliates (“Highland”) and identified on the signature page(s) hereto (each, a “Buyer” and collectively, together with their permitted transferees and assigns, the “Buyers”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Stock Purchase Agreement dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Stock Purchase Agreement”).

RECITALS:

A.           Upon the terms and subject to the conditions of the Stock Purchase Agreement, the Company has agreed to issue to the Buyers and the Buyers have agreed to purchase shares of the Company’s Series A Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), pursuant to Section 1 of the Stock Purchase Agreement;

B.           In connection with the sale and purchase of the Series A Preferred Stock, the Company may issue to the Buyers shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), as dividends in respect of the Company’s Series A Preferred Stock; and

C.           To induce the Buyers to enter into the Stock Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations there under, or any similar successor statute (collectively, the “Securities Act”), and applicable state securities laws.

NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Buyer hereby agree as follows:

ARTICLE I
DEFINITIONS

The following terms, as used herein, have the following meanings:

“Agreement” has the meaning set forth in the preamble.

“Board of Directors” means the Board of Directors of the Company.

“Business Day” means any day on which the Principal Market is open for trading during normal trading hours (i.e., 9:30 a.m. to 4:00 p.m. Eastern Time), including any day on which the Principal Market is open for trading for a period of time less than the customary time.

“Buyers” has the meaning set forth in the preamble.

“Commission” means the U.S. Securities and Exchange Commission.

“Common Stock” has the meaning set forth in the recitals.

“Company” has the meaning set forth in the preamble.

“Effectiveness Date” has the meaning set forth in Section 2.1(a).

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission thereunder.

“FINRA” has the meaning set forth in Section 3.1(k).

“Holder” means any Initial Holder and any direct or indirect transferee of any Registrable Securities.

“Holders’ Counsel” means one counsel for the Holders that is selected by the Holders holding a majority of the Registrable Securities included in the Shelf Registration Statement, with such selection being effective by written consent of Holders holding a majority of the Registrable Securities, whether record or beneficial Holders.

“Indemnified Party” has the meaning set forth in Section 4.2.

“Indemnifying Party” has the meaning set forth in Section 4.2.

“Initial Holder” means the Buyers in any purchase pursuant to the Stock Purchase Agreement.

“Initial Holder Representative” means NexPoint Advisors, L.P.

“Initiating Holder” has the meaning set forth in Section 2.2(a).

“Inspectors” has the meaning set forth in Section 3.1(i).

“Marketed Underwritten Offering” has the meaning set forth in Section 2.2(b).

“Marketed Underwritten Offering Notice” has the meaning set forth in Section 2.2(b).

“Person” means any individual or entity including any limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

“Principal Market” means the New York Stock Exchange; provided, however, that in the event the Company’s Common Stock is ever primarily traded on the Nasdaq Stock Market, the OTC Bulletin Board, or another nationally recognized market or exchange, then the “Principal Market” shall mean such other market or exchange on which the Company’s Common Stock is then primarily listed or traded.

“Records” has the meaning set forth in Section 3.1(i).

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“Registrable Securities” means (1) all shares of Common Stock owned by the Initial Holders, whether owned at the time of the execution of this Agreement or acquired after the date of this Agreement, (2) any shares of Common Stock that Holders receive as dividends on the Company’s Common Stock or Series A Preferred Stock, and (3) any shares of Common Stock owned by a Holder that was issued or is issuable with respect to the Series A Preferred Stock or the Common Stock by way of exchange, stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise. As to any particular Registrable Securities, such Registrable Securities shall only cease to be Registrable Securities when (a) a registration statement with respect to the sale of such securities has been declared effective by the Commission and such particular Registrable Securities have been disposed of under such registration statement, (b) such time as such particular Registrable Securities have been otherwise transferred to holders who may trade such shares without restriction under the Securities Act, and the Company has delivered a new certificate or other evidence of ownership for such securities not bearing a restrictive legend, or (c) such particular Registrable Securities are eligible to be sold at one time under the exemption of Rule 144 free of all limitations of such rule.

“Registration Default” has the meaning set forth in Section 2.1(e).

“Registration Expenses” has the meaning set forth in Section 3.2.

“Rule 144” means Rule 144 (or any successor rule of similar effect) promulgated under the Securities Act.

“Rule 415” means Rule 415 (or any successor rule of similar effect) promulgated under the Securities Act.

“Securities Act” has the meaning set forth in the recitals.

“Selling Expenses” means all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities.

“Selling Holder” means any Holder whose Registrable Securities are entitled to be registered for resale pursuant to the terms hereof.

“Series A Preferred Stock” has the meaning set forth in the recitals.

“Shelf Filing Date” has the meaning set forth in Section 2.1(a).

“Shelf Registration Period” has the meaning set forth in Section 2.1(b).

“Shelf Registration Statement” has the meaning set forth in Section 2.1(a).

“Stock Purchase Agreement” has the meaning set forth in the recitals.

“Successor” has the meaning set forth in Section 5.9.

“Underwritten Offering Notice” has the meaning assigned to it in Section 2.2(a).

“Underwriter” means a securities dealer who purchases any Registrable Securities or other securities of the Company as principal for the resale of such securities and not as part of such dealer’s market making activities.

“Underwriters’ Counsel” means one counsel for the Underwriter(s), selected in accordance with the terms of this Agreement, of an Underwritten Offering.

“Underwritten Offering” means any sale of Common Stock to an Underwriter(s) on a firm commitment basis.

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ARTICLE II
REGISTRATION RIGHTS

Section 2.1           Shelf Registration.

(a)          Subject to Sections 2.1(c), (d) and (e) hereof, the Company shall (i) use commercially reasonable efforts to prepare and file with the Commission, as soon as reasonably possible following the date of this Agreement but in no event later than 60 days following the date of this Agreement unless the Initial Holder Representative shall on behalf of the Initial Holders in writing designate a later date (the “Shelf Filing Date”), a registration statement (such registration statement, including any replacement registration statement, the “Shelf Registration Statement”) with respect to the resale of the Registrable Securities under the Securities Act on Form S-3 (or any similar or successor form or other form to the extent that Form S-3 is not available), which Shelf Registration Statement (A) shall provide for the registration and the sale by the Holders of the Registrable Securities on a continuous or delayed basis pursuant to Rule 415, (B) shall comply as to form in all material respects with the requirements of the applicable form and include, or incorporate by reference, all financial statements required by the Commission to be filed therewith or be incorporated therein and (C) shall be reasonably acceptable to the Holders’ Counsel, and (ii) use its commercially reasonable efforts to cause such Shelf Registration Statement to be declared effective by the Commission as soon as practicable thereafter but in no event later than 180 days after filing (the “Effectiveness Date”). The Shelf Registration Statement shall provide for the resale of the Registrable Securities pursuant to any method or combination of methods legally available by the Holders, and the Shelf Registration Statement and any form of prospectus included or incorporated by reference therein (or any prospectus supplement relating thereto) shall reflect such plan of distribution or methods of sale.

(b)          Subject to Sections 2.1(c), (d) and (e), the Company shall use commercially reasonable efforts to keep the Shelf Registration Statement continuously effective for the period beginning on the Effectiveness Date and ending on the date that all of the Registrable Securities registered under the Shelf Registration Statement cease to be Registrable Securities (the “Shelf Registration Period”). During the Shelf Registration Period, the Company shall (i) subject to Section 2.1(c) hereof, prepare and file with the Commission such supplements, amendments and/or post-effective amendments to the Shelf Registration Statement as may be (A) necessary to keep the Shelf Registration Statement continuously effective for the Shelf Registration Period or (B) reasonably requested by the Holders (whether or not required by the form on which the securities are being registered), including, without limitation, to identify additional Holders in such Shelf Registration Statement or to register additional Registrable Securities under such Self Registration Statement, and shall use commercially reasonable efforts to cause each such supplement, amendment and/or post-effective amendment to be declared effective by the Commission, if required, as soon as practicable after the filing thereof, (ii) subject to Section 2.1(c) hereof, use commercially reasonable efforts to cause any related prospectus to be supplemented by any required supplement, and as so supplemented to be filed with the Commission pursuant to Rule 424 under the Securities Act (or any similar provisions then in force under the Securities Act), to the extent required, and (iii) comply in all material respects with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by the Shelf Registration Statement during the Shelf Registration Period in accordance with the intended methods of disposition in market transactions as may be reasonably requested from time to time by the Holders and set forth in such Shelf Registration Statement as so amended or supplemented or such prospectus as so supplemented.

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(c)          If a majority of the Board of Directors determines in its good faith judgment that the availability of the Shelf Registration Statement or the use of any related prospectus or prospectus supplement would require the disclosure of material information that the Company has a bona fide business purpose for preserving as confidential or the disclosure of which would impede the Company’s ability to consummate a material transaction (which may include an offering of the Company’s securities by the Company), and that the Company is not otherwise required by applicable securities laws or regulations to disclose, upon written notice from the Company of such determination by the Board of Directors, the rights of the Holders to offer, sell or distribute any Registrable Securities pursuant to the Shelf Registration Statement or to require the Company to take action with respect to the registration or sale of any Registrable Securities pursuant to the Shelf Registration Statement, including with respect to an Underwritten Offering, shall be suspended until the earlier of (i) the date upon which the Company notifies the Holders in writing that suspension of such rights for the grounds set forth in this Section 2.1(c) is no longer necessary and the Holders have received copies of any required amendment or supplement to the relevant prospectus, and (ii) 45 days following receipt of such written notice from the Company. The Company agrees to give such notice as promptly as reasonably practicable following the date that such suspension of rights is no longer necessary.

(d)          The Company may not utilize the suspension rights under Section 2.1(c) more than one time in any three-month period nor more than two times in any 12-month period. Each Holder agrees by acquisition of the Registrable Securities that upon receipt of any suspension notice provided for under Section 2.1(c), such Holder will discontinue its disposition of Registrable Securities pursuant to the Shelf Registration Statement relating to such Registrable Securities until the expiration of the applicable suspension period as provided in Section 2.1(c).

(e)          If (i) the Shelf Registration Statement has not been filed with the Commission by the Shelf Filing Date, (ii) the Shelf Registration Statement has not been declared effective by the Commission by Effectiveness Date, or (iii) to the extent that Registrable Securities remain outstanding, the Shelf Registration Statement is filed and declared effective but shall thereafter cease to be effective (without being succeeded by a replacement shelf registration statement which is filed and declared effective) or usable (including as a result of any suspension period under Section 2.1(c) hereof) for the offer and sale of such Registrable Securities for any period of time (including any suspension period under Section 2.1(c) hereof) which shall exceed 30 consecutive Business Days or for more than an aggregate of 90 Business Days in any 365-day period, which is not in connection with a post-effective amendment to such Shelf Registration Statement required in the business judgment of the majority of the Board of Directors arrived at in good faith, provided that, in connection with any post-effective amendment to such Shelf Registration Statement that is required to be declared effective by the Commission, such lapse or unavailability may continue for a period of no more than 30 consecutive Business Days, which such period shall be extended for an additional 30 Business Days if the Company receives a comment letter from the Commission in connection therewith (each such event referred to in the immediately preceding clauses (i), (ii) and (iii), a “Registration Default”). THE PARTIES ACKNOWLEDGE THAT THE REMEDIES PROVIDED FOR IN THE ARTICLES SUPPLEMENTARY TO THE COMPANY’S ARTICLES OF AMENDMENT AND RESTATEMENT FOR A FAILURE TO FILE THE REGISTRATION STATEMENT OR A FAILURE TO HAVE THE SHELF REGISTRATION STATEMENT DECLARED OR REMAIN EFFECTIVE ARE DIFFICULT TO MEASURE AND THAT SUCH REMEDIES PROVIDED FOR THEREIN ARE REASONABLE LIQUIDATED DAMAGES AND NOT A PENALTY. Promptly (but in no event more than five Business Days) after the occurrence of a Registration Default, the Company shall give the Holders at such time written notice of such occurrence.

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Section 2.2           Underwritten Shelf Take-Downs.

(a)          At any time during which the Company has an effective Shelf Registration Statement with respect to the Registrable Securities, by written notice to the Company specifying the intended method or methods of disposition thereof (an “Underwritten Offering Notice”), one or more Selling Holder(s) beneficially owning at least an aggregate of 5% of the Registrable Securities (each an “Initiating Holder”) may request an Underwritten Offering of Registrable Securities pursuant to such Shelf Registration Statement, and the Company shall use its commercially reasonable efforts to amend or supplement the applicable Shelf Registration Statement, if necessary, for such purpose as soon as practicable; provided, however, that (i) any Underwritten Offering Notice shall be required to be in respect of at least $15 million in anticipated net proceeds in the aggregate and (ii) in no event shall the Company be required to effect (a) more than one Underwritten Offering during any consecutive 90-calendar day period,(b) more than two Underwritten Offerings during any rolling twelve-month period and (c) more than six Marketed Underwritten Offerings under this Section 2.2.  Subject to Section 2.2(b)(ii) below, such Initiating Holders shall have the right to select the managing Underwriter(s) to administer such offering, which managing Underwriter(s) shall be reasonably acceptable to the Company.

(b)          If any Underwritten Offering Notice requests a customary “road show” (including an “electronic road show”) or other marketing effort by the Company and the Underwriters over a period expected to exceed 48 hours (a “Marketed Underwritten Offering”), promptly upon delivery of such Underwritten Offering Notice (but in no event more than three (3) Business Days thereafter), the Company shall promptly deliver a written notice (a “Marketed Underwritten Offering Notice”) of such Marketed Underwritten Offering to all Selling Holders (other than the Initiating Holders), and the Company shall include in such Marketed Underwritten Offering all such Registrable Securities of such Selling Holders that are registered on the Shelf Registration Statement for which the Company has received written requests, which requests must specify the aggregate amount of such Registrable Securities of such Selling Holders requested to be offered and sold pursuant to such Marketed Underwritten Offering, for inclusion therein within 5 Business Days after the date that such Marketed Underwritten Offering Notice has been delivered; provided, that if the managing Underwriter(s) of any proposed Marketed Underwritten Offering informs the Selling Holders that have requested to participate in such Marketed Underwritten Offering in writing that, in its or their good-faith opinion, the number of Registrable Securities which such Selling Holders intend to include in such Marketed Underwritten Offering exceeds the number of Registrable Securities which can be sold in such offering without being likely to have a significant adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, then the Registrable Securities to be included in such Marketed Underwritten Offering shall be the number of Registrable Securities that, in the opinion of such managing Underwriter(s), can be sold without having such adverse effect in such Marketed Underwritten Offering, which number shall be allocated (i) first, to the Registrable Securities requested to be included in such Marketed Underwritten Offering by the Initiating Holders and (ii) second, to the Registrable Securities requested to be included in such Marketed Underwritten Offering by any Selling Holder who is not one of the Initiating Holders on a pro rata basis.  The Holders of a majority of the Registrable Securities to be included in any Marketed Underwritten Offering shall have the right to select the managing Underwriter(s) to administer such offering, which managing Underwriter(s) shall be reasonably acceptable to the Company. No holder of securities of the Company shall be permitted to include such holder’s securities in any Marketed Underwritten Offering except for Holders who wish to include Registrable Securities pursuant to this Section 2.2(b)(ii). Notwithstanding anything herein to the contrary, if an Underwritten Offering Notice does not expressly specify that the Underwritten Offering shall include a customary road show or other substantial marketing efforts over a period expected to exceed 48 hours, the Company shall have no obligation to deliver a Marketed Underwritten Offering Notice to Holders.

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(c)          Notwithstanding anything to the contrary herein, the Company shall not be obligated to effect, or take any action to effect, an Underwritten Offering during any customary lock-up period required by the underwriters in connection with any prior primary underwritten public offering of securities of the Company for its own account (a “Company Underwritten Offering”) or (ii) during the period commencing on the date that is thirty (30) days prior to the Company’s good faith estimate of the date of filing of a registration statement, prospectus or prospectus supplement relating to a Company Underwritten Offering and ending on the date that is sixty (60) days after the filing of a final prospectus with respect to a Company Underwritten Offering (the “Black-Out Period”). Promptly upon the commencement of any Black-Out Period, the Company shall deliver a notice of the institution thereof (a “Black-Out Notice”), which Black-Out Notice shall provide the reason(s) for which a Black-Out Period has been instituted. Following the delivery of a Black-Out Notice in accordance with this Section 2.2(c), the Company shall not be obligated to effect the Underwritten Offering requested by such Underwritten Offering Notice until the expiration of the Black-Out Period; provided, however, that the Company shall notify the Initiating Holder promptly if it elects not to pursue a Company Underwritten Offering, in which case the Holders shall no longer be subject to the Black-Out Period and may immediately submit to the Company a new Underwritten Offering Notice.

(d)          In the event of any Company Underwritten Offering, each Holder hereby agrees that it shall not, to the extent requested by the Company or an underwriter of securities of the Company, directly or indirectly sell, offer to sell (including without limitation any short sale), grant any option or otherwise transfer or dispose of any Registrable Securities (other than to donees or affiliates of such Holder who agree to be similarly bound) for a period of up to sixty (60) days following the date of any underwriting agreement with respect to a Company Underwritten Offering; provided, however, that no Holder shall be subject to the restrictions in this Section 2.2(d) unless (i) all executive officers and directors of the Company enter into similar agreements and (ii) any concession or proportionate release allowed to any executive officer or director of the Company that entered into similar agreements shall be afforded to the Holders.

ARTICLE III
REGISTRATION PROCEDURES

Section 3.1           Filings; Information. In connection with the registration of Registrable Securities pursuant to Sections 2.1 and 2.2:

(a)          The Company will prepare and file with the Commission a Shelf Registration Statement on Form S-3 or such other form that the Company is eligible to use and which counsel for the Company shall deem appropriate and available for the sale of the Registrable Securities to be registered thereunder in accordance with the intended methods of distribution thereof, as may be reasonably necessary to effect the sale of the Registrable Securities, including in an Underwritten Offering. Before filing a Shelf Registration Statement, prospectus or any free writing prospectus, or any amendments or supplements thereto, the Company shall (x) furnish to the managing Underwriter(s), if any, and the Holders participating in the Shelf Registration Statement or an Underwritten Offering, as applicable, copies of all documents prepared to be filed, and provide such managing Underwriter(s), if any, and such Holders and their respective counsel with a reasonable opportunity to review and comment on such documents prior to their filing and (y) not file any Shelf Registration Statement or prospectus to which any such Underwriters or Holders, as applicable, shall reasonably object. The Company may require Holders to furnish in writing to the Company such information regarding such Holders and other information as the Company may be legally required to disclose in connection with such registration.

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(b)          The Company shall, if requested, prior to filing a Shelf Registration Statement or any amendment or supplement thereto, furnish to the Selling Holders, and each applicable managing Underwriter, if any, copies thereof, and thereafter furnish to the Selling Holders and each such Underwriter, if any, such number of copies of such Shelf Registration Statement, amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein, unless such exhibits and documents are available on the Commission’s Electronic Data Gathering and Retrieval System) and the prospectus included in such Shelf Registration Statement (including each prospectus, preliminary prospectus and prospectus supplement, as applicable) as the Selling Holders or each such managing Underwriter, if any, may reasonably request in order to facilitate the sale of the Registrable Securities by the Selling Holders.

(c)          After the filing of the Shelf Registration Statement, the Company will promptly notify the Selling Holders and the managing Underwriter(s), if any, of any stop order issued or, to the Company’s knowledge, threatened to be issued by the Commission and use its commercially reasonable efforts to prevent the entry of such stop order or to remove it if entered.

(d)          In addition to the requirements imposed on the Company elsewhere herein, the Company will qualify the Registrable Securities for offer and sale under such other securities or “blue sky” laws of such jurisdictions in the United States as any Selling Holder or managing Underwriter(s), if any, or their respective counsel reasonably request in writing for the registration or qualification of the Registrable Securities for sale; keep any such registration or qualification (or exemption therefrom) effective during the period in which such Shelf Registration Statement is required to be kept effective; and do any and all other acts and things which may be necessary or advisable to enable each Selling Holder to consummate the disposition of the Registrable Securities owned by such Selling Holder in such jurisdictions; provided, however, that the Company will not be required to (i) qualify to generally do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3.1(d), (ii) subject itself to taxation in any such jurisdiction, or (iii) consent to general service of process in any such jurisdiction where it is not then subject.

(e)          The Company will as promptly as is reasonably practicable notify the Selling Holders and the managing Underwriter(s), if any, at any time when a prospectus relating to the sale of the Registrable Securities is required by law to be delivered in connection with sales by an Underwriter or dealer, of the occurrence of any event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and promptly make available to the Selling Holders and to the managing Underwriter(s), if any, any such supplement or amendment. Upon receipt of any notice of the occurrence of any event of the kind described in the preceding sentence, the Selling Holders will forthwith discontinue the offer and sale of Registrable Securities pursuant to the Shelf Registration Statement covering such Registrable Securities until receipt by the Selling Holders and the managing Underwriter(s) of the copies of such supplemented or amended prospectus and, if so directed by the Company, the Selling Holders shall deliver to the Company all copies, other than permanent file copies then in the possession of the Selling Holders, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. Furthermore, in the event the Company shall give such notice, the Company shall, as promptly as is reasonably practicable, subject to the suspension rights under Sections 2.1(c), (d) and (e), if applicable, prepare a supplement or post-effective amendment to the Shelf Registration Statement or a supplement to the related prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

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(f)          [Reserved]

(g)          [Reserved]

(h)          If requested by the managing Underwriter(s) or any Selling Holder, the Company shall promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing Underwriter(s) or any Selling Holder reasonably requests to be included therein, including without limitation, with respect to the Registrable Securities being sold by such Selling Holder, the purchase price being paid therefor by the Underwriters and with respect to any other terms of the Underwritten Offering of the Registrable Securities to be sold in such offering, and promptly make all required filings of such prospectus supplement or post-effective amendment.

(i)          The Company shall promptly make available for inspection by Initial Holder Representative, any other representative designated to act as a representative of the Holders (other than the Initial Holders) (the “Additional Representative”), or any representative of the Underwriter(s) participating in any disposition of Registrable Securities pursuant to a Shelf Registration Statement, Holders’ Counsel and Underwriters’ Counsel, and any accountant or other agent or representative retained by or on behalf of the Initial Holders (as representative of any such Initial Holder), the Additional Representative, or the representative of such Underwriter(s) (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”), as shall reasonably be necessary to enable them to exercise their due diligence responsibility (including the conduct of a reasonable investigation within the meaning of Section 11 of the Securities Act), and cause the Company’s officers, directors and employees to supply all information requested by any such Inspector in connection with such registration statement; provided, however, that unless the disclosure of such Records is necessary to avoid or correct a misstatement or omission in the registration statement or the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, the Company shall not be required to provide any information under this subparagraph (i) if (A) the Company believes, after consultation with counsel for the Company, that to do so would cause the Company to forfeit an attorney-client privilege that was applicable to such information or (B) if the Company has requested and been granted from the Commission confidential treatment of such information contained in any filing with the Commission or documents provided supplementally or otherwise.

(j)          The Company shall cause the Common Stock included in any Shelf Registration Statement to be listed on each securities exchange, including, without limitation, the Principal Market, on which securities issued by the Company are then listed, if the Registrable Securities so qualify.

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(k)          The Company shall cooperate with each Selling Holder, each Underwriter, if any, participating in the disposition of such Registrable Securities, and their respective counsel in connection with any filings required to be made with the Financial Industry Regulatory Authority (“FINRA”).

(l)          The Company shall, as may be reasonably requested in an Underwritten Offering Notice, participate in any customary roadshow organized for purposes of publicizing the sale or other disposition of the Registrable Securities. Such participation shall include, but not be limited to, dispatch by the Company of personnel, on a reasonable basis and subject to the operational needs of the Company, to assist in each presentation during made such roadshow, and provision of the Company data needed for purposes of the roadshow.

(m)          The Company shall, during the period when the prospectus is required to be delivered under the Securities Act, use commercially reasonable efforts to promptly file all documents required to be filed with the Commission pursuant to Section 13(a) of the Exchange Act.

Section 3.2           Registration Expenses. In connection with any registration effected hereunder, the Company shall pay all expenses incurred in connection with such registration (the “Registration Expenses”), including without limitation: (i) registration and filing fees with the Commission and FINRA, (ii) all fees and expenses, if any, of compliance with securities or blue sky laws (including fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), (iii) printing expenses, messenger and delivery expenses, (iv) fees and expenses incurred in connection with the listing or quotation of the Registrable Securities, (v) fees and expenses of counsel to the Company and the fees and expenses of independent certified public accountants for the Company (including fees and expenses associated with any special audits or the delivery of comfort letters), (vi) fees and expenses of Holders’ counsel, (vii) the fees and expenses of any additional experts retained by the Company in connection with such registration and (viii) the fees and expenses of other persons retained by the Company, whether or not any Shelf Registration Statement becomes effective; provided that in no event shall Registration Expenses include any Selling Expenses or the fees or expenses of counsel to the Underwriters.

Section 3.3           Underwriters; Due Diligence. In the case of an Underwritten Offering, the Company will:

(a)          make such customary representations and warranties to the applicable Selling Holders and the Underwriters or agents, if any, in form, substance and scope as are customarily made by issuers in secondary Underwritten Offerings, (b) enter into such customary agreements (including underwriting agreements in customary form, which shall include, without limitation, customary indemnification provisions) and take all such other actions as any Selling Holder or the managing Underwriter(s), if any, reasonably request in order to expedite or facilitate the Registration and disposition of such Registrable Securities, (c) obtain for delivery to Holders’ Counsel and Underwriters’ Counsel and to the Underwriter(s), if any, an opinion or opinions from counsel for the Company dated the date of the closing under the underwriting agreement, in customary form, scope and substance (including any customary REIT tax opinions), which opinions shall be reasonably satisfactory to Holders’ Counsel and Underwriters’ Counsel, and (d) obtain for delivery to the Company and the managing Underwriter(s), with copies to Holders’ Counsel and Underwriters’ Counsel, a comfort letter from the Company’s independent certified public accountants in customary form and covering such matters of the type customarily covered by comfort letters as the managing Underwriter(s) reasonably request, dated the date of execution of the underwriting agreement and brought down to the date of the closing of the Underwritten Offering, as specified in the underwriting agreement.

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(b)          use commercially reasonable efforts to cause appropriate officers and employees to be reasonably available, on a customary basis and upon commercially reasonable notice, to meet with prospective investors in presentations, meetings and road shows and otherwise to facilitate, cooperate with, and participate in each such proposed Underwritten Offering to the extent reasonably requested by the managing Underwriter(s).

Section 3.4           Duties of Selling Holders in Underwritten Offerings.

(a)          In the case of an Underwritten Offering, the Selling Holders agree to timely furnish to the Company any information regarding the Holder and the distribution of such Holder’s Registrable Securities as the Company reasonably determines is required to be included in any Registration Statement or any prospectus or prospectus supplement relating to an Underwritten Offering.

(b)          With respect to Underwritten Offerings, (i) the right of any Holder to include such Holder’s Registrable Securities in an Underwritten Offering shall be conditioned upon such Holder’s participation in the process and required delivery of information for such Underwritten Offering and the inclusion of such Holder’s Registrable Securities in the Underwritten Offering to the extent provided herein, (ii) each Holder participating in such Underwritten Offering agrees to enter into an underwriting agreement in customary form and sell such Holder’s Registrable Securities on the basis provided in any underwriting arrangements approved by those entitled to select the managing Underwriter(s) hereunder and (iii) each Holder participating in such Underwritten Offering agrees to complete and execute all questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up agreements and other documents reasonably required under the terms of such underwriting arrangements. The Company hereby agrees with each Holder that, in connection with any Underwritten Offering in accordance with the terms hereof, it will negotiate in good faith and execute all indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements, including using all commercially reasonable efforts to procure customary legal opinions and auditor “comfort” letters provided for herein.

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ARTICLE IV
INDEMNIFICATION AND CONTRIBUTION

Section 4.1           Indemnification By the Company. The Company agrees to indemnify, and hold harmless each Selling Holder and their respective officers, directors, partners, shareholders, members, employees, agents and representatives and each Person (if any) which controls a Selling Holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities, costs and expenses (including reasonable attorneys’ fees) caused by, arising out of, resulting from or related to any untrue statement or alleged untrue statement of a material fact contained or incorporated by reference in any registration statement or prospectus relating to the Registrable Securities (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, including all documents attached thereto or incorporated by reference therein, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by or based upon any information furnished in writing to the Company by or on behalf of such Selling Holder or by such Selling Holder’s failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such Selling Holder with copies of the same; provided, however, that the Company shall have no obligation to indemnify under this sentence to the extent any such losses, claims, damages or liabilities have been finally and non-appealability determined by a court of competent jurisdiction to have resulted from such Selling Holder’s willful misconduct or gross negligence or an intentional act or omission in violation of applicable laws. The Company also agrees to indemnify any Underwriter of the Registrable Securities, their officers and directors and each person who controls such Underwriter on substantially the same basis as that of the indemnification of the Selling Holders provided in this Section 4.1, except insofar as such losses, claims, damages or liabilities are caused by or based upon any information furnished in writing to the Company by or on behalf of such Underwriter or by such Underwriter’s failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished the Underwriter with copies of the same; provided, however, that the Company shall have no obligation to indemnify under this sentence to the extent any such losses, claims, damages or liabilities have been finally and non-appealably determined by a court to have resulted from any such Underwriter’s willful misconduct or gross negligence. The obligations of the Company under this Section 4.1 shall be in addition to any liability that the Company may otherwise have to any Indemnified Person and the obligations of any Indemnified Person under this Section 4.1 shall be in addition to any liability that such Indemnified Person may otherwise have to the Company. The remedies provided in this Section 4.1 are not exclusive and shall not limit any rights or remedies which may otherwise be available to an indemnified party at law or in equity.

Section 4.1           Indemnification By Selling Holders. Each Selling Holder agrees to indemnify, and hold harmless the Company, its officers and directors, and each Person, if any, that controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities, costs and expenses (including reasonable attorneys’ fees) caused by, arising out of, resulting from or related to any untrue statement or alleged untrue statement of a material fact contained or incorporated by reference in any registration statement or prospectus relating to the Registrable Securities (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, including all documents attached thereto or incorporated by reference therein, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with respect to information furnished in writing by or on behalf of such Selling Holder specifically for use in any registration statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto or any preliminary prospectus. Each Selling Holder also agrees to indemnify and hold harmless any Underwriters of the Registrable Securities, their officers and directors and each person who controls such Underwriters on substantially the same basis as that of the indemnification of the Company provided in this Section 4.2, but only with reference to information furnished in writing by or on behalf of such Selling Holder specifically for use in any registration statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto or any preliminary prospectus. Each such Selling Holder’s liability under this Section 4.2 shall be limited to an amount equal to the net proceeds (after deducting the applicable underwriting discount and expenses associated with such Selling Holder’s Registrable Securities sold thereunder) received by such Selling Holder from the sale of such Registrable Securities by such Selling Holder in the applicable offering. Notwithstanding anything herein to the contrary, the obligations of each Selling Holder under this Article IV shall be several and not joint.

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Section 4.2           Conduct Of Indemnification Proceedings. In case any proceeding (including any investigation by any court, governmental, regulatory or administrative agency or commission or other governmental authority or instrumentality, domestic (federal, state or municipal) or foreign governmental entity) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to Section 4.1 or Section 4.2, such Person (the “Indemnified Party”) shall promptly notify the Person against whom such indemnity may be sought (the “Indemnifying Party”) in writing and the Indemnifying Party, and the Indemnifying Party shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Indemnified Party. Any Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party except to the extent that (1) the employment thereof has been specifically authorized by the Indemnifying Party in writing, (2) the Indemnifying Party has failed after a reasonable period of time to assume such defense and to employ counsel or (3) in such action there is, in the reasonable opinion of counsel, a material conflict on (or a potential material conflict with respect to) any material issue between the position of the Indemnifying Party and the position of such Indemnified Party, in which case the Indemnifying Party shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Indemnifying Party will not be liable to any Indemnified Party under this Agreement (y) for any settlement by a Indemnified Party effected without the Indemnifying Party’s prior written consent, which shall not be unreasonably withheld or delayed; or (z) to the extent, but only to the extent, that a loss, claim, damage or liability is determined in a final, non-appealable judgment, to directly result from any Indemnified Party’s breach of its representations, warranties or covenants under this Agreement or any conduct by such Indemnified Party which constitutes fraud, gross negligence or willful misconduct. The indemnification required by this Article IV shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Indemnified Party against the Indemnifying Party or others and any liabilities the Indemnifying Parties may be subject to pursuant to applicable law.

Section 4.3           Contribution.

(a)          If the indemnification provided for in this Article IV is, by operation of law unavailable to an Indemnified Party in respect of any losses, claims, damages or liabilities in respect of which indemnity is to be provided hereunder, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall to the fullest extent permitted by law, contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of such party in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company, a Selling Holder and the Underwriter shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

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(b)          The Company and each Selling Holder agrees that it would not be just and equitable if contribution pursuant to this Section 4.3 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Each Selling Holder shall not be required pursuant to Article IV to contribute any amount in excess of the amount by which the proceeds of any sale (before deducting the applicable underwriting discount and expenses associated with such Selling Holder’s Registrable Securities in the applicable offering) received by such Selling Holder exceeds the amount of any damages that such Selling Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

ARTICLE V
MISCELLANEOUS

Section 5.1           Participation In Underwritten Offerings. No Selling Holder may participate in any Underwritten Offering contemplated hereunder, unless such Selling Holder (a) agrees to sell its Registrable Securities on the basis provided in any underwriting arrangements approved by those entitled hereunder to approve such arrangements, (b) completes and executes all (to the extent reasonable and customary) questionnaires, powers of attorney, custody arrangements, of such underwriting arrangements and this Agreement and (c) furnishes in writing to the Company such information regarding such Selling Holder and other information as the Company may reasonably request or as may legally be required in connection with such Underwritten Offering; provided, however, that no such Selling Holder shall be required to make any representations or warranties in connection with any such Underwritten Offering other than representations and warranties as to (i) such Selling Holder’s ownership of its Registrable Securities to be sold or transferred in a manner that is free and clear of all liens, claims and encumbrances, (ii) such Selling Holder’s power and authority to effect such transfer and (iii) such matters pertaining to compliance with applicable securities laws as may reasonably be requested; provided further, however, that the obligation of such Selling Holder to indemnify pursuant to any such underwriting agreements shall be several, and not joint, among such Selling Holder selling Registrable Securities, and the liability of each such Selling Holder will be in proportion to, and, provided further that such liability will be limited to, the net amount received by such Selling Holder from the sale of such Selling Holder’s Registrable Securities pursuant to such Underwritten Offering.

Section 5.2           Rule 144. The Company shall use commercially reasonable efforts to file any and all reports required to be filed by it under the Securities Act and the Exchange Act and shall take such further action as the Holders may reasonably request to the extent required from time to time to enable the Holders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission. Upon the request of any Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such reporting requirements.

Section 5.3           Amendments, Waivers, Etc. This Agreement may not be amended, waived or otherwise modified or terminated except by an instrument in writing signed by the Company and the Holders of at least two-thirds of the Registrable Securities then held by all the Holders.

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Section 5.4           Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

Section 5.5           Entire Agreement. This Agreement, together with the Stock Purchase Agreement and the other agreements, instruments and documents referred to herein and therein, constitutes the entire agreement of the parties hereto and supersedes all prior agreements, letters of intent and understandings, both written and oral, among the parties with respect to the subject matter hereof.

Section 5.6           Articles, Sections. Unless the context indicates otherwise, references to Articles, Sections and paragraphs shall refer to the corresponding articles, sections and paragraphs in this Agreement.

Section 5.7           Governing Law; Jurisdiction; Jury Trial. THE CORPORATE LAWS OF THE STATE OF MARYLAND SHALL GOVERN ALL ISSUES CONCERNING THE RELATIVE RIGHTS OF THE COMPANY AND ITS STOCKHOLDERS. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE COMPANY AND HOLDERS HEREBY IRREVOCABLY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN FOR THE ADJUDICATION OF ANY DISPUTE BROUGHT BY THE COMPANY OR ANY INVESTOR HEREUNDER, IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN (INCLUDING WITH RESPECT TO THE ENFORCEMENT OF ANY OF THE TRANSACTION DOCUMENTS), AND HEREBY IRREVOCABLY WAIVE, AND AGREE NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING BROUGHT BY THE COMPANY OR ANY HOLDER, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, OR THAT SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

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Section 5.8           Assignment of Registration Rights. No Holder of Registrable Securities may assign all or any part of its rights under this Agreement to any person without the prior written consent of the Company, which consent shall not be unreasonably withheld; provided, however, that the rights under this Agreement may be assigned to any Affiliate of the Holders to whom Registrable Securities have been transferred without requiring the Company’s consent, provided that the transferring Holder promptly provides notice of such assignment and the transferee agrees in writing to be bound by the terms and conditions of this Agreement.

Section 5.9           Parties in Interest. This Agreement shall be binding upon and inure to the benefit of the Company and any successor organization that shall succeed to substantially all of the business and property of the Company, whether by merger, consolidation, acquisition of all or substantially all of the assets of the Company or otherwise, including by operation of law (each, a “Successor”). The Company hereby covenants and agrees that it shall cause any Successor to adopt and assume this Agreement. If a parent entity of the Company or its Successor becomes the issuer of the Registrable Securities, then the Company or such Successor shall cause such parent entity to adopt and assume this Agreement to the same extent as if the parent entity were the Company or such Successor.

Section 5.10         Notices. Any notices, consents or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (a) upon receipt when delivered personally; (b) upon receipt when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (c) one Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

Jernigan Capital, Inc.
6410 Poplar Avenue, Suite 650
Memphis, TN 38119
Telephone:	901-567-9510
Facsimile:	901-567-9557
Attention:	John A. Good
Attention:	William H. Mathieu

With a copy to:

Morrison & Foerster LLP
2000 Pennsylvania Avenue, Suite 6000
Washington, DC 20006
Telephone:	202-887-1554
Facsimile:	202-785-7522
Attention:	David P. Slotkin

If to the Initial Holders:

NexPoint Advisors, L.P.
300 Crescent Court, Suite 700
Dallas, TX 75201
Telephone:	972-628-4100
Facsimile:	972-628-4147
Attention:	Matt McGraner

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With a copy to:

Highland Capital Management, L.P.
300 Crescent Court, Suite 700
Dallas, TX 75201
Telephone:	972-628-4100
Facsimile:	972-628-4147
Attention:	Thomas Surgent

and

Jones Day
2727 North Harwood Street
Dallas, TX 75201
Telephone:	214-220-3939
Facsimile:	214-969-5100
Attention:	Charles Haag

or at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party one Business Day prior to the effectiveness of such change. Written confirmation of receipt (x) given by the recipient of such notice, consent or other communication, (y) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, and recipient facsimile number or (z) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of receipt in accordance with clause (a), (b) or (c) above, respectively.

Section 5.11         Headings. The headings contained in this Agreement are for convenience of reference only and are not part of the substance of this Agreement.

Section 5.12         Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of not less than two-thirds of the then outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any equity securities of the Company that would allow such holder or prospective holder (a) to include such equity securities in any registration statement filed for the Registrable Securities pursuant to the terms of this Agreement, unless under the terms of such agreement, such holder or prospective holder may include such equity securities in any such registration only to the extent that the inclusion of its equity securities will not reduce the amount of Registrable Securities of the Holders or (b) to have its equity securities registered on a registration statement that is declared effective prior to the Effectiveness Date (exclusive of a registration statement filed on Form S-8).

Section 5.13         Initial Holder Representative. Each Initial Holder hereby acknowledges and agrees that it has irrevocably approved and appointed the designation of, and hereby irrevocably designates, NexPoint Advisors, L.P. as the Initial Holder Representative and NexPoint Advisors, L.P. is hereby appointed as of the date hereof as the true and lawful agent and attorney in fact of the Initial Holders as the Initial Holder Representative for and on behalf of the Initial Holders to give and receive notices and communications in connection with this Agreement and all related matters, to take all actions, and to take all other actions that the Initial Holder Representative deems necessary hereunder. In fulfilling its duties hereunder, the Initial Holder Representative shall act in good faith and in a manner that the Initial Holder Representative reasonably believes to be in the best interests of the Initial Holders, taken as a whole. Notices or communications to or from the Initial Holder Representative shall constitute notice to or from the Initial Holders. Each Initial Holder hereby agrees to receive correspondence from the Initial Holder Representative, including in electronic form. It is understood by all parties that NexPoint Advisors, L.P. is executing this Agreement solely in its capacity as the Initial Holder Representative. The Initial Holder Representative shall be entitled to act in its sole and absolute discretion and shall incur no liability whatsoever to the Initial Holders for any act done or omitted hereunder as the Initial Holder Representative, including errors in judgment, while acting in good faith or in reliance on the advice of counsel, accountants, or other advisors, consultants, or experts.

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IN WITNESS WHEREOF, the Buyers and the Company have caused this Agreement to be duly executed as of the date first written above.

THE COMPANY:

JERNIGAN CAPITAL, INC.

By:	/s/ John A. Good
Name: John A. Good
Title: President and Chief Operating Officer

[Signature Page to Registration Rights Agreement]

INITIAL HOLDER Representative:

NexPoint Advisors, L.P.
By:	NexPoint Advisors GP, LLC, its general partner

By:	/s/ Brian Mitts
Name:	Brian Mitts
Title:	Executive Vice President

[Signature Page to Registration Rights Agreement]

BUYERS:

NexPoint Real Estate Strategies Fund

By:	/s/ Brian Mitts
Name: Brian Mitts
Title: Vice President, Chief Financial Officer, Principal Financial Officer and Principal Accounting Officer

NexPoint Real Estate Capital, LLC

By:	/s/ Brian Mitts
Name: Brian Mitts
Title: Chief Financial Officer and Executive Vice President

NexPoint Real Estate Opportunities, LLC

By: NexPoint Advisors, L.P., its Manager
By: NexPoint Advisors GP, LLC, its general partner

By:	/s/ Brian Mitts
Name: Brian Mitts
Title: Executive Vice President

[Signature Page to Registration Rights Agreement]